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                                                                    Exhibit 24.1

Gateway 2000, Inc.
From 10-K; Power of Attorney

     Each of the undersigned constitutes and appoints William M. Elliott and Stephanie G. Heim, or either of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, in the undersigned's name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K of Gateway 2000, Inc. (the "Company") for the Company's fiscal year ended December 31, 1998, and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith (collectively, the "Form 10-K"), with the Securities and Exchange Commission, the New York Stock Exchange and such other state and federal government commissions and agencies as required under the Securities Act of 1934, as amended, the regulations thereunder and other applicable law.

Dated: January 20, 1999

                                                       TITLE

/s/ Theodore W. Waitt                   Chairman of the Board, Chief Executive
-----------------------------
Theodore W. Waitt                       Officer (Principal Executive Officer)
                                        and Director

/s/ Jeffrey Weitzen                     President, Chief Operating Officer and
-----------------------------
Jeffrey Weitzen                         Director


/s/ Charles G. Carey                    Director
-----------------------------
Charles G. Carey

/s/ George H. Krauss                    Director
-----------------------------
George H. Krauss

/s/ Douglas L. Lacey                    Director
-----------------------------
Douglas L. Lacey

/s/ James F. McCann                     Director
-----------------------------
James F. McCann

/s/ Richard D. Snyder                   Director
-----------------------------
Richard D. Snyder

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